EXHIBIT 23.1
Consent of Registered Public Accounting Firm

The Trustees
First Financial Holdings, Inc. Sharing Thrift Plan

We consent to the incorporation by reference in the Registration Statement (No. 33-22837) on Form S-8 of First Financial Holdings, Inc., dated June 27, 1988, as amended, of our report dated June 29, 2006 on the First Financial Holdings, Inc. Sharing Thrift Plan financial statements for the year ended December 31, 2005 included in the Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/Elliott Davis LLC
Columbia, South Carolina
June 29, 2006

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